Exhibit 7.01

REGISTRATION RIGHTS AGREEMENT

Registration Rights Agreement (this “Agreement”), dated as of October 31, 2006, by and among Iconix Brand Group, Inc., a Delaware corporation (the “Company”), Edwin Lewis and Mossimo Giannulli (each, a “Holder”).

RECITALS

WHEREAS, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Moss Acquisition Corp., Mossimo Giannulli, and Mossimo, Inc.;

WHEREAS, pursuant to the Merger Agreement, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act” or “Act”), of shares (the “Shares”) of the Company’s common stock, par value $.001 per share, to be issued to the stockholders of Mossimo, Inc., including each Holder (to the extent such Holder at the Effective Time of the Merger owns shares of Mossimo, Inc. common stock), in connection with the merger of Mossimo, Inc. with and into Moss Acquisition Corp. (the “Merger Registration Statement”); and

WHEREAS, pursuant to the Merger Agreement, the Company has agreed to grant to  each Holder the registration rights set forth herein with respect to the Shares, any securities issued in exchange for or in replacement of the Shares, and any securities issued by way of any stock split, reverse stock split, recapitalization, or other similar transaction affecting the Shares or any such other securities, and any shares of the Company’s common stock issued to Holder as “Additional Merger Consideration” (collectively, the “Registrable Securities”).

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows.  Capitalized terms used but not defined herein have the meanings given to such terms in the Merger Agreement.

1.             Merger Registration Statement.  The Company acknowledges, and agrees to comply with, its obligations in the Merger Agreement in respect of the Merger Registration Statement.

2.             Piggyback Registration.

(a)           If, at any time after the date hereof, the Company proposes to prepare and file with the Commission a registration statement on Form S-3 (or any successor form thereto) covering only the resale of equity securities of the Company held by its stockholders, the Company will give written notice of its intention to do so to the Holders at least ten (10) days prior to the filing of each such registration statement.  Upon the written request of the Holders, made within five (5) days after receipt of the notice, that the Company include any of the Registrable Securities in the proposed registration statement, the Company shall, as to the

Holders, use reasonable best efforts to effect the registration under the Act of such Registrable Securities which it has been so requested to register (the “Piggyback Registration”);

(b)           Notwithstanding the provisions of paragraph (a) above, the right to Piggyback Registration shall not apply, unless the Company otherwise agrees in writing, to any registration statement: (i) relating to an underwritten public offering of securities of the Company; (ii) relating solely to securities of the Company to be offered pursuant to (x) an employee benefit plan, or (y) a dividend or interest reinvestment plan (including such a plan that has an open enrollment or cash investment feature); (iii) relating to securities of the Company to be issued for a consideration other than solely cash; (iv) relating to securities of the Company to be offered solely to existing security holders of the Company, through a “rights offering” or otherwise; (v) relating solely to securities of the Company to be issued on the exercise of options, warrants and similar rights, or on the conversion or exchange of other securities, issued by the Company or any other person; (vi) relating to debt securities of the Company, including debt securities that are convertible or exchangeable for equity securities of the Company; or (vii) that may become effective automatically upon filing with the Commission pursuant to Rule 462 under the Act or otherwise.

(c)           Notwithstanding the preceding provisions of this Section, the Company shall have the right to elect not to file or to defer the filing of any proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof.

3.             Demand Registration.

(a)           At any time commencing on the first date the prospectus forming a part of the Merger Registration Statement is no longer current and available for use by a Holder for resales of Registrable Securities because the financial statements included in the prospectus forming a part thereof no longer satisfy the requirements of Section 10(a)(3) of the Securities Act, the Holders may collectively, on one occasion only, submit to the Company a joint written notice (the “Demand Registration Request”), to have the Company use its reasonable best efforts to prepare and file with the Commission, at the sole expense of the Company (except as hereinafter provided), in respect of up to the aggregate number of Registrable Securities not at such time covered in an effective registration statement filed by the Company pursuant to Section 2, a registration statement so as to permit a public offering and sale of such Registrable Securities until, subject to the terms and provisions of this Agreement, the earlier of the date on which: (i) all Registrable Securities covered by such registration statement, or other registration statements filed by the Company, have been sold pursuant thereto or otherwise lawfully sold without registration under the Securities Act; or (ii) all of the remaining Registrable Securities may be publicly sold without volume restrictions pursuant to Rule 144(k) under the Securities Act, as determined by written opinion of counsel to the Company on which Holders are expressly entitled to rely (the “Effectiveness Period”).  The registration statement filed following a Demand Registration Request shall be on any form the Company is eligible to use to register for resale the Registrable Securities. The Company shall, upon receipt of a Demand Registration Request, use its reasonable best effort to cause to be registered under the Securities Act as soon as practicable thereafter all of the Registrable Securities that Holders have so requested to be registered.

(b)           Notwithstanding any provision in this Agreement to the contrary, if, at the time a Demand Registration Request is given to the Company under Section 3 hereof (i) the Company is engaged in negotiations with respect to an acquisition, merger, financing or other material event which would require the Company to file a Form 8-K in the event that such acquisition, merger, financing or other material event is consummated or has otherwise occurred, or (ii) the Company is otherwise unable to obtain information required to be included in the registration statement to be filed or (iii) in the event the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Company and its investment banker that it would be detrimental to the Company and its stockholders for the Company to immediately proceed with a registration statement and it is therefore essential to defer the filing of such registration statement or any amendment thereto, then, in each such case, the Company will have the right to defer such filing for a period not to exceed one hundred eighty (180) days from the date of the Demand Registration Request; provided that the Company shall use its reasonable best efforts to cause any registration statement filed pursuant to this Section 3 to become effective as soon as practicable after such deferral period, and provided further that the Company may not delay any registration requested pursuant to this Section 3 more than once during any twelve-month period.  Moreover, if the Company is proceeding with the registration process but the registration statement is subject to review by the Commission and/or audited financial statements for a fiscal year are required to be included but not yet available, the Company may elect to defer filing for a period not to exceed one hundred eighty (180) days.

(c)           Nothing herein contained shall require the Company to undergo an audit, other than in the ordinary course of business.

4.             Covenants of the Company.  The Company hereby covenants and agrees as follows:

(a)           In accordance with the Securities Act and the rules and regulations promulgated thereunder, and subject to the terms and provisions of this Agreement, the Company shall use its reasonable best efforts to prepare and file with the Commission a registration statement as expeditiously as reasonably possible.

(b)           Not less than two business days prior to the filing of a registration statement or any related prospectus or any amendment or supplement thereto, furnish to the Holders copies of all such documents proposed to be filed which documents will be subject to the review of the Holders and the counsel to the Holders.

(c)           Use its reasonable best efforts to prepare and file with the Commission such amendments, including post-effective amendments, to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period in the case of a Demand Registration.

(d)           Notify the Holders as promptly as practicable: (A)(1) when a prospectus or any prospectus supplement or post-effective amendment to a registration statement is proposed to be filed hereunder; (2) when the Commission notifies the Company whether there will be a “review” of such registration statement and whenever the Commission comments in writing on such registration statement; and (3) with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the registration statement or prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (E) of the occurrence of any event or passage of time that makes the financial statements included in the registration statement ineligible for inclusion therein or any statement made in the registration statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the registration statement, prospectus or other documents so that, in the case of the registration statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)           Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States reasonably requested by Holders, to keep each such registration or qualification (or exemption therefrom) under this Agreement hereof effective during the Effectiveness Period  and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the registration statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(f)            Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the registration statement, and to enable such Registrable Securities to be in such denominations and registered in such names as any such persons may request.

(g)           With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 (or its successor rule) under the Securities Act and any other rule or regulation of the Commission that may at any time permit such Holders to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act until the earlier of: (A) such date as all of the Registrable Securities may be resold to the public without volume restrictions pursuant to Rule 144(k) under the Securities Act or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required to be so filed pursuant to Rule 144(c) under the Securities Act in order to permit the Holders of the Registrable Securities to be entitled to transfer the Registrable Securities without registration pursuant to Rule 144 under the Securities Act; and (iii) furnish to each Holder of Registrable Securities upon request: (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act and (B) such other information as may be reasonably requested in order to avail such Holder of any rule or regulation of the Commission that permits the selling of any such Registrable Securities without registration.

(h)           The Company will pay all costs, fees and expenses in connection with any registration statement filed pursuant to this Agreement, including, without limitation, all registration and filing fees, the Company’s legal and accounting fees, printing expenses and blue sky fees and expenses; provided, however, that the Holders shall be solely responsible for the fees of any counsel and other experts retained by the Holders in connection with such registration and any transfer taxes or underwriting discounts, selling commissions or selling fees applicable to the Registrable Securities sold by the Holders pursuant thereto.

(i)            The Company shall use its reasonable best efforts to list the Registrable Securities covered by such registration statement with each securities exchange or interdealer quotation system or other market on which similar securities of the Company are then listed.

(j)            The Company will furnish to each Holder and to his legal counsel, (a) promptly after a registration statement is filed hereunder with the Commission, one copy of the  registration statement and any amendments thereto, each preliminary prospectus and final prospectus and each amendment or supplement thereto; and (b) a number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and such other documents as each Holder may reasonably request to facilitate the disposition of the Registrable Securities owned by such Holder.  The Company will promptly notify each Holder and his designated counsel by facsimile or email of the effectiveness of the applicable registration statement and any post-effective amendment.

(k)           The Company will permit Holders’ legal counsel to review the registration statement and all amendments and supplements thereto a reasonable amount of time prior to their filing with the Commission, and will not file any document in a form to which such counsel reasonably objects, unless otherwise required by law in the opinion of the Company’s counsel.  The sections of any such registration statement, including information with respect to each Holder, such Holder’s beneficial ownership of securities of the Company or such Holder’s intended method of disposition of Registrable Securities, must conform to the information provided to the Company by each Holder or his counsel, except for such changes resulting from Commission comments.

(l)            At the joint request of the Holders, the Company will promptly prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the registration statement, and the prospectus used in connection with the registration statement, as may be necessary in order to change the plan of distribution in a manner reasonably requested by the Holders jointly set forth in such registration statement; provided however, such change shall not provide for the disposition of the Registrable Securities on the basis of an underwritten offering and may be modified as required by the Commission or as deemed necessary or appropriate by the Company to respond to Commission comments or to comply with applicable law.

5.             Acknowledgements and Covenants of the Holders.

(a)           The Holders, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to a registration statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until the Holders receive a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.  The Company shall use reasonable best efforts to file and have declared effective any such post-effective amendment as soon as possible.

(b)           The obligations of the Company under this Agreement with respect to the Registrable Securities are expressly conditioned on the Holders’ furnishing to the Company such appropriate information concerning the Holders, the Registrable Securities and the terms of the Holders’ offering of such Registrable Securities as the Company may reasonably request.

(c)           Each Holder agrees, if so requested by the Company’s underwriter or managing underwriter in connection with a proposed transaction or offering of securities of the Company, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of, any equity securities of the Company during such period of time and on such other terms and conditions as may be requested by such underwriter, provided that the Chief Executive Officer of the Company has also agreed not to sell, make any short sale of, loan,  grant any option for the purchase of, effect any public sale or distribution of, or otherwise dispose of, any equity securities of the Company under the circumstances and pursuant to the terms and conditions applicable to the Holders.

6.             Termination of Registration Rights.  Notwithstanding the foregoing provisions, the Company’s obligation to register the Registrable Securities under this Agreement shall terminate as to any particular Registrable Securities (a) when all of the Registrable Securities have been sold by each Holder in an offering registered under the Securities Act or otherwise, or (b) when a written opinion (i) upon which each Holder is expressly entitled to rely, and (ii) which states that such Registrable Securities may be sold without registration under the Securities Act or applicable state law and without restriction as to the quantity and manner of such sales, shall have been received from counsel for the Company.

7.             Indemnification.

(a)           The Company shall indemnify, defend and hold harmless each Holder,  each of its directors, officers, employees, advisors, attorneys, underwriters, accountants and any person who controls such Holder within the meaning of Section 15 of the Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal fees or other fees or expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action) caused by or arising out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus or any amendment or supplement thereto included therein or caused by or arising out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they are made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the Company shall not be liable to indemnify a Holder insofar as such losses, claims, damages, liabilities or actions are (i) caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Holder furnished to the Company in writing by Holder expressly for use therein, (ii) based upon Holder’s failure to provide the Company with a material fact relating to Holder which is required to be included in the registration statement or necessary to make a statement in the registration statement not be misleading, (iii) relate to sales of Registrable Securities by Holder to the person asserting any such losses, claims, damages, liabilities or actions if such person was not sent or given a prospectus by or on behalf of the Holder, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company or based upon the Holder’s use of a prospectus during a period when the Holder has been notified that the use of the prospectus has been suspended.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holder, and any directors, officers, participating person, or controlling person thereof, and shall survive the transfer of such Registrable Securities by Holder.  Each Holder shall at the same time indemnify the Company, its directors, each officer signing a registration statement and each person who controls the Company within the meaning of the Securities Act from and against any and all losses, claims, damages and liabilities caused by or arising out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus included therein, or caused by or arising out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, only insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omissions or alleged omission based upon information furnished in writing to the Company by the Holder expressly for use therein.

(b)           If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless any indemnitee, then the indemnitor shall contribute to the amount paid or payable by the indemnitee as a result of such losses, claims, damages, liabilities, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnitor on the one hand and the indemnitee on the other from the registration, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnitee than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnitor on the one hand and the indemnitee on the other but also the relative fault of the indemnitor and the indemnitee as well as any other relevant equitable considerations.  The relative fault of the Company and each Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.  Notwithstanding the provisions of this Section 7(b), in no event shall the Company be required to contribute any amount of any damages that a Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(c)           If any proceeding shall be brought or any claim asserted against any person entitled to indemnity under Section 7 hereof (an “Indemnified Party”), such Indemnified Party promptly shall notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with the defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that the Indemnifying Party has actually prejudiced the Indemnifying Party.

(d)           An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate under applicable ethical legal standards due to actual or potential interests between them, (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, such counsel shall be at the reasonable expense of the Indemnifying Party; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one separate counsel).  The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(e)           Subject to the foregoing, all reasonable fees and expenses of the Indemnified Party (including fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of written notice thereof to the Indemnifying Party, which notice shall be delivered no more frequently than on a monthly basis (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

8.             Governing Law.

(a)           This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b)           Each of the Company and each Holder hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, State of New York (the “New York Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim that such litigation brought in any New York Courts has been brought in an inconvenient forum.

9.             Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by express, registered or certified mail, postage prepaid, return receipt requested, as follows:

If to the Company, at:

Iconix Brand Group, Inc.

1450 Broadway, 4th Floor

New York, NY  10018

Attn: Neil Cole, Chief Executive Officer

with a copy of the same to:

Blank Rome LLP

405 Lexington Avenue

New York, New York 10174

Attn: Robert J. Mittman, Esq.

if to the Holders, at that address set forth under its name on the signature page;

with a copy of the same to:

Paul, Hastings, Janofsky & Walker

695 Town Center Drive, 17th  Floor

Costa Mesa, California  92626

Attn: Peter J. Tennyson, Esq.

; or such other address as has been indicated by either party in accordance with a notice duly given in accordance with the provisions of this Section.

10.           Amendment.  This Agreement may only be amended by a written instrument executed by the Company and the Holders.

11.           Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

12.           Assignment; Benefits.  The Holders may not assign the Holders’ rights hereunder without the prior written consent of the Company, which consent may not be unreasonably  withheld.  Notwithstanding the foregoing, a Holder may assign such Holder’s rights hereunder to a purchaser which acquires all of such Holder’s Registrable Securities in a single transfer.  Notwithstanding the foregoing, no rights may under any circumstances be transferred in respect of any Contingent Share Rights.

13.           Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

14.           Severability.  Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

15.           Execution in Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the date first above written.

	ICONIX BRAND GROUP, INC.

	By:	/s/ Neil Cole
	Name:	Neil Cole
	Title:	President and CEO

	Holder: MOSSIMO GIANNULLI

		/s/ Mossimo Giannulli
	Signature

	Address:

	Attention:

Number of Registrable Securities:	2,333,100

	Holder: EDWIN LEWIS

		/s/ Edwin Lewis
	Signature

	Address:

	Attention:

Number of Registrable Securities:	0

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